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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-191161, Form S-8 No. 333-194228, Form S-8 No. 333-204210 and Form S-3 No. 333-199219) of our report dated March 28, 2016, with respect to the consolidated financial statements of Onconova Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 28, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm